UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

Virgin Galactic Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)

(949) 774-7640

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2025, Virgin Galactic Holdings, Inc. (the “Company”) completed, pursuant to its previously announced separate, privately negotiated repurchase agreements (the “Repurchase Agreements”) with a limited number of holders of its 2.50% convertible senior notes due 2027 (the “Existing Convertible Notes”), the repurchase by the Company of approximately $354.6 million in aggregate principal amount of its Existing Convertible Notes (the “Repurchases”) with cash proceeds from the Registered Offering (as defined below) and the Private Placement (as defined below).

Concurrently with the Repurchases, the Company completed, pursuant to its previously announced separate, privately negotiated subscription agreements with certain investors (the “Subscription Agreements”) the issue and sale for cash, in a registered direct offering, of (i) approximately 2.2 million shares of its common stock, par value $0.0001 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase approximately 8.4 million shares of its Common Stock (collectively, the “Registered Offering”). The Pre-Funded Warrants are exercisable at any time on or after December 29, 2025. The Pre-Funded Warrants contain a “cashless exercise” feature that allows the holders to exercise the Pre-Funded Warrants without a cash payment to the Company upon the terms set forth therein. The number of shares of Common Stock for which the Pre-Funded Warrants are exercisable are subject to certain additional customary adjustments as set forth in the Pre-Funded Warrants.

Concurrently with the Registered Offering, the Company issued and sold for cash, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), (i) approximately $212.5 million aggregate principal amount of a new series of its 9.80% First Lien Notes due 2028 (the “New Notes”) (which includes approximately $9.9 million aggregate principal amount of additional New Notes pursuant to adjustments under the Subscription Agreements) and (ii) warrants to purchase approximately 31.7 million shares of its Common Stock (the “Purchase Warrants”) (which includes a number of additional Purchase Warrants pursuant to adjustments under the Subscription Agreements), with an exercise price equal to $6.696 (collectively, the “Private Placement”, and together with the Repurchases and Registered Offering, the “Transactions”). The Purchase Warrants are exercisable at any time on or after June 18, 2026 until December 18, 2030. The Purchase Warrants are exercisable only for cash and are subject to appropriate adjustment in the event of cash or share dividends, share splits, share repurchases, reorganizations or similar events affecting the Common Stock.

On December 18, 2025, the Company completed the closing of the sale for the New Notes pursuant to an indenture (the “New Notes Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent. Delivery of the New Notes will be made through the facilities of The Depository Trust Company.

A brief description of the terms of the New Notes and the New Notes Indenture follows:

Interest. The New Notes bear interest at a rate of 9.80% per year, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning in March 2026. Interest payments will be made to the holders of record of the New Notes on the immediately preceding March 15, June 15, September 15, and December 15. The New Notes were issued at a price of 100% of their face value.

Maturity. The New Notes will mature on December 31, 2028, unless earlier redeemed or repurchased.

Guarantees. The New Notes are guaranteed on a senior secured basis (the “Guarantees”) by each of its domestic subsidiaries other than customary exclusions for excluded subsidiaries (the “Subsidiary Guarantors”).

Collateral. The New Notes are secured on a first-priority basis by liens on substantially all of the assets of the Company and the Subsidiary Guarantors (the “Collateral”), subject to customary exceptions, including customer deposits, pursuant to a security agreement and related collateral documents.

Optional Redemption and Repurchase. The Company is required to redeem approximately $30.4 million of the New Notes on or before September 30, 2026, and beginning on December 31, 2027 and at every calendar quarter end thereafter, the Company shall redeem approximately $10.1 million of the outstanding New Notes. In addition, the Company is required to repurchase the New Notes upon certain asset sales and capital raises. The Company may also redeem any or all of the New Notes at par plus accrued and unpaid interest at any time. Any such mandatory or optional redemptions may be made using cash, or subject to certain conditions, shares of Common Stock or a combination thereof. The Company’s right to effect redemptions under the New Notes Indenture using shares of Common Stock, is subject to, among other things, the requirement that a resale registration statement required under the terms of the Registration Rights Agreement, described below, is effective, and that value of the shares to be issued is no less than the greater of (i) unless stockholder approval is obtained, the minimum price as of such time, in compliance with New York Stock Exchange requirements, and (ii) $2.00 per share.

Covenants. The Company will not be subject to financial maintenance covenants under the New Notes Indenture but will be subject to certain customary covenants, including but not limited to, limitations on debt, liens, restricted payments, investments, asset sales, affiliate transactions, liability management exercise protections, change of control transactions and other market-standard terms, all subject to materiality thresholds, carve-outs and exceptions. The New Notes Indenture also includes a limitation on cash repayment of the Existing Convertible Notes until the mandatory redemption described above has been completed.

Events of Default. The New Notes Indenture specifies a number of events of default (some of which are subject to applicable grace or cure periods). Upon the occurrence of an event of default under the New Notes Indenture, the principal and accrued interest under the New Notes then outstanding may be declared immediately due and payable, subject to certain limitations.

In connection with the issuance of the Purchase Warrants and the New Notes, the Company entered into a registration rights agreement, dated December 18, 2025 (the “Registration Rights Agreement”), with certain investors and with customary terms, pursuant to which, among other terms, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission to register the resale of shares of Common Stock issuable upon exercise of the Purchase Warrants as well as shares of Common Stock that may be issued in redemptions pursuant to the terms of the New Notes Indenture. As a result of the completion of the Transactions, the Company has reduced the outstanding principal amount of its Existing Convertible Notes from $425.0 million to approximately $70.4 million.

The Private Placement was made without registration under the Securities Act, or any securities laws of any state of the United States or of any other jurisdiction, and only to investors who are institutional “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act that are also “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

There is no underwriter, initial purchaser or placement agent in the Registered Offering or Private Placement and, accordingly, no underwriting discounts or commissions was paid by the Company in connection with such transactions.

The foregoing description of the New Notes Indenture, the New Notes, the Pre-Funded Warrants, the Purchase Warrants and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Notes Indenture, the form of New Notes, the form of Pre-Funded Warrants, the Warrant Agreement (including form of Purchase Warrants) and the Registration Rights Agreement, which are attached as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The issuance of the Common Stock issuable upon exercise of the Purchase Warrants will be made in reliance upon an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2025, among Virgin Galactic Holdings, Inc., the subsidiary guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee and notes collateral agent

4.2	Form of 9.80% First Lien Note due 2028 (included in Exhibit 4.1)

10.1	Form of Pre-Funded Warrants, issued December 18, 2025

10.2	Warrant Agreement (Purchase Warrants), dated as of December 18, 2025, between Virgin Galactic Holdings, Inc. and Continental Stock Transfer & Trust Company, as warrant agent

10.3	Registration Rights Agreement, dated as of December 18, 2025, among Virgin Galactic Holdings, Inc. and the investors party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: December 18, 2025	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary